UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 21, 2015

Starwood Property Trust, Inc.

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-34436 (Commission File Number)	27-0247747 (IRS Employer Identification No.)

591 West Putnam Avenue Greenwich, CT	06830
(Address of principal	(Zip Code)
executive offices)

Registrant’s telephone number,
including area code:
(203) 422-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

On April 21, 2015, Starwood Property Trust, Inc. (the “Company”) held its 2015 Annual Meeting of Stockholders (the “Annual Meeting”).  At the Annual Meeting, the Company’s stockholders: (i) elected the six persons listed below as directors of the Company, each to serve until the Company’s 2016 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified; (ii) approved, on an advisory basis, the Company’s executive compensation as disclosed in the Company’s proxy statement for the Annual Meeting; (iii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the calendar year ending December 31, 2015; and (iv) did not approve the stockholder proposal regarding an independent chairman of the Board of Directors of the Company as disclosed in the Company’s proxy statement for the Annual Meeting.  Set forth below are the voting results for each of the proposals voted upon by the Company’s stockholders:

Proposal 1 — Election of Directors

Nominee	For	Withheld	Broker Non-Votes
Richard D. Bronson	173,011,423	1,031,406	34,202,602
Jeffrey G. Dishner	170,913,863	3,128,966	34,202,602
Camille J. Douglas	173,021,933	1,020,895	34,202,602
Solomon J. Kumin	173,114,074	928,755	34,202,602
Barry S. Sternlicht	163,038,343	11,004,486	34,202,602
Strauss Zelnick	169,163,038	4,879,791	34,202,602

Proposal 2 — Advisory Vote on Executive Compensation

For	Against	Abstentions	Broker Non-Votes
169,764,234	3,287,694	990,881	34,202,621

Proposal 3 — Ratification of Appointment of Deloitte & Touche LLP as the Company’s Independent Registered Public Accounting Firm for the Calendar Year Ending December 31, 2015

For	Against	Abstentions	Broker Non-Votes
206,722,438	803,307	719,686	0

Proposal 4 — Approval of Stockholder Proposal Regarding an Independent Chairman of the Board of Directors of the Company

For	Against	Abstentions	Broker Non-Votes
67,123,495	105,865,789	1,053,523	34,202,623

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 21, 2015	STARWOOD PROPERTY TRUST, INC.

	By:	/s/ Andrew J. Sossen
	Name:	Andrew J. Sossen
	Title:	Chief Operating Officer and General Counsel